Exhibit 99.1

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Focused on Forever 2025 GLOBAL IMPACT REPORT Brown & Brown

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO About This Report Brown & Brown, Inc. is a diversified insurance agency, wholesale brokerage and insurance programs organization. Founded in Daytona Beach, Florida, in 1939, we have become one of the most successful global brokerages. As of December 31, 2024, we market and sell risk management products and services in 315 domestic locations in 44 states and 201 international locations, including Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Hong Kong Special Administrative Region of the People’s Republic of China, Republic of Ireland, Italy, Malaysia, the Netherlands, Singapore, United Arab Emirates and the United Kingdom. We are a Company Built to Last and Focused on Forever—forever committed to our teammates, customers, carrier partners and communities. This report aims to provide a deeper understanding of who we are as a Company and our dedication to improving all aspects of our business. To that end, this report covers the fiscal year 2024 and has been prepared in alignment with the Sustainability Accounting Standards Board (SASB) Professional & Commercial Services Standards. This report contains forward-looking statements, including our commitments, targets and other statements that are not historical facts. These statements are subject to risks and uncertainties and are not guarantees of future performance. All forward-looking statements are based on management’s current assumptions, estimates and projections. Unless we state otherwise or the context otherwise requires, the terms “we,” “our,” “Brown & Brown,” “the Company,” “our business” and “our Company” refer to Brown & Brown, Inc. and its consolidated subsidiaries as a combined entity. This report includes certain non-financial data and information that are subject to uncertainties in their measurement, resulting from situations inherent in the nature and methods used for determining such data. The selection of different but acceptable measurement techniques can result in materially different measurements, and the precision of different measurement techniques may also vary. The inclusion of information in this report, or any characterization of information in this report as “material” or a “priority,” should not be construed as a characterization regarding the materiality of such information for purposes of securities laws or regarding the financial impact of such information. Please instead refer to our Annual Report or Form 10-K filed with the Securities and Exchange Commission. Many of the targets, goals, impacts and programs described in this report are aspirational, and as such, no guarantees or promises are made that these goals and projects will be met or successfully executed. There was no external assurance from third parties with respect to the information in this report. Table of Contents 1 INTRO A Letter from the ESG 3 Leadership Committee About Us 5 Our Approach 8 11 HIGHLIGHTS ESG Highlights 12 13 PEOPLE Our Culture 14 Our Team 16 Teammate Recruitment, 17 Education & Development Transforming Our Onboarding Program 18 Additional Education 18 & Development Opportunities Leadership & Development Offerings 19 Opportunities to Build Personal Wealth 20 Prioritizing Total Health & Well-Being 21 Diversity, Inclusion & Belonging 24 Workplace Safety 29 30 COMMUNITIES 33 CLIMATE & ENVIRONMENT 35 GOVERNANCE Enterprise Risk Management 36 Enterprise Ethics & Compliance 36 Code of Business Conduct & Ethics 37 Enhanced Cybersecurity 38 Data Security & Customer Privacy 39 40 ANNEX

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO A Letter From the ESG Leadership Committee We are pleased to share Brown & Brown’s annual “Focused on Forever” Global Impact Report, which is intended to showcase the environmental, social and governance ("ESG") strategies and initiatives that underpin our many financial and operational successes. Brown & Brown’s mission is to become the leading global provider of insurance solutions. As a people-focused, decentralized sales and service organization, we recognize the importance of good human capital management. To that end, we prioritize the health and well-being of our teammates because we know our customers, carrier partners and communities are better served by happy, healthy teammates, driving shared success for our shareholders. We also know that achieving our goals requires dedicating ourselves to maintaining and enhancing our strong governance position, commitment to environmental initiatives and support to the communities we serve. BROWN & BROWN, INC BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 3

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO A Letter from the ESG Leadership Committee Fiscal 2024 was another successful year for Brown & Brown in our journey as a Forever Company. We achieved strong organic revenue growth Company-wide across all three of our operating segments, further expanded our operating margins and grew our cash flow from operations. Among the many accomplishments in 2024 that helped drive our financial success, we: Earned a Great Place to Work® Certification for the sixth consecutive year and were included in the following: 2024 Fortune Best Workplaces for Millennials™ List 2024 Best Workplaces in Financial Services & Insurance™ List for the fifth consecutive year 2024 Best Workplaces for Women™ List for the fourth consecutive year Were awarded the 2023-2024 Platinum Level Bell Seal for Workplace Mental Health by Mental Health America for the second consecutive year Added benefit programs offering fertility solutions, surrogacy and adoption assistance for eligible teammates who need support in starting or growing their families Expanded our Diversity, Inclusion & Belonging (DIB) Advisory Council from 25 teammates to 35 teammates with a shared goal of accelerating and advancing our DIB work Formally launched six Teammate Resource Groups for teammates in Europe Further enhanced our cybersecurity, physical security and incident response program Added new talent to focus on how we continue to evolve our sustainability initiatives while creating long-term shareholder value Continued to demonstrate our Culture of Caring, and our teammates personally contributed to helping 111 families in need through our Brown & Brown Disaster Relief Foundation, raising over $173,000 Provided additional support to families affected by the 2024 hurricanes and 2025 wildfires by donating $1 million to the Brown & Brown Disaster Relief Foundation and $750,000 to the American Red Cross directly from the Company, in addition to teammate donations Earned the 2025 Military Friendly® Employer designation Were named a 2024 Top Insurance Wholesale Services Provider by Insurance Business Review for our Wholesale Brokerage segment–Bridge Specialty Group As a Forever Company, we are on a never-ending journey to deliver industry-leading financial metrics and strategically allocate our capital with the goal of creating long-term value for our shareholders. As part of our disciplined approach, we remain committed to disclosing and discussing the progress of our journey by annually releasing this report and aligning our disclosure with the SASB standards. We appreciate your continued trust, confidence and support as we remain Focused on Forever. R. Andrew Watts Executive Vice President, Chief Financial Officer & Treasurer Julie Turpin Executive Vice President & Chief People Officer C. Robert Mathis, IV Senior Vice President & Chief Legal Officer BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 4

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO About Us BRO Teamwork pushes Us All To Greater Things

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO About Brown & Brown Health. Family. Business. In that order—always. From the top down, we prioritize our teammates' and their families' health and wellness. Our teammates are our greatest resource in the shared successes of our Company. By supporting happy, healthy teammates and keeping in mind the diverse needs of our teammates globally, we have built a team that provides high-quality service for our customers and gives back to their communities, resulting in shared success for our Company, customers, shareholders, carrier partners and communities. J. Powell Brown, our president and chief executive officer, regularly talks about the importance of brain health (his term for mental health) and encourages our teammates to take the time to prioritize their health and well-being. Brown & Brown is built on Meritocracy, and we reward individuals based on their merits and ability to meet and exceed their goals. We hold our team to the highest standards of honesty, integrity, innovation, superior capabilities and discipline. By understanding that the only constant is change, we have built a team that regularly demonstrates adaptability, resiliency, swiftness, strength and the ability to respond to and serve the ever-changing needs of our customers in a constantly evolving industry. I work with a team of enthusiastic, talented and dedicated people who encourage me to be the best I can be on a daily basis. Since joining Brown &Brown, the opportunities for developing our account and myself as an individual have been very exciting, which creates a great, vibrant place to work. – Anonymous Teammate Quote BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 6

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO About Brown & Brown Our Mission Be the leading global provider of insurance solutions for our customers. Our History Founded in 1939 in Daytona Beach, Florida, we have grown from a two-partner firm to one of the largest insurance brokerages in the world. J. Powell Brown, president and chief executive officer, is the third generation to lead our Company. Our Businesses Through our segments—retail, wholesale and programs—we offer a wide range of insurance and risk management services and solutions for businesses and individuals. Our Culture of Caring With a long-standing history of public and community service, our teams are dedicated to their local communities, supporting and engaging with numerous charitable organizations worldwide. The Cheetah Representing vision, swiftness, strength and agility, the cheetah embodies our Company culture and has served as a symbol for Brown & Brown since the 1980s. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 7

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Our Approach

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Our Approach At the center of our approach, we are committed to enhancing and improving the lives of our teammates, customers, communities, shareholders and carrier partners. We prioritize people, always. For our communities we volunteer our time and provide monetary support. For our global society we are mindful of how we can make a positive impact on our world and continue to improve our Company’s sustainability and social responsibility efforts. For our teammates we are dedicated to The Power of WE. For our shareholders we are committed to deploying our capital and delivering financial performance with the goal of increasing long-term shareholder value. For our customers we deliver innovative services and solutions. For our carrier partners we uphold the highest standards of partnership and customer service. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 9

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Our Approach Our Board of Directors (the “Board”) is responsible for the oversight and strategic direction of our Company. Reporting to the Board is our Nominating/Corporate Governance Committee (the “Governance Committee”), which provides oversight of our, ESG initiatives. The Governance Committee, which consist entirely of independent directors, advises the Board on matters relating to the sustainable management and ESG risks and opportunities, including monitoring, evaluating and overseeing the implementation of the Company’s strategy on environmental, health and safety, corporate social responsibility, sustainability and other public policy matters (“ESG issues”). Periodically, the Governance Committee reviews and assesses Brown & Brown’s ESG strategies and initiatives as outlined in this report and makes recommendations to the Company’s leadership to further its progress. In addition to the Governance Committee, an ESG Leadership Committee was established in 2021 to guide and implement many of our ESG initiatives. The ESG Leadership Committee consists of our chief people officer, chief financial officer and chief legal officer. Our ESG Leadership Committee: Assists our chief executive officer with a general strategy related to ESG matters Develops, implements and monitors initiatives and policies based on that strategy Oversees communications concerning ESG topics Monitors and assesses developments relating to and improving the Company’s understanding of ESG issues Reports the Company's progress in improving its ESG profile to the Governance Committee and the Board Delegates ESG tasks to other leaders in the Company, most notably our Diversity, Inclusion & Belonging team BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 10

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Highlights

INTRO
HIGHLIGHTS
PEOPLE
COMMUNITIES
ENVIRONMENT
GOVERNANCE
ANNEX

Highlights

ESG Highlights

Environmental*

Social

Governance



94%
of offices are committed to going paperless, where possible

81%
of offices have automatic lights or have teammates turn lights off

75%
of offices use reusable kitchenware, such as coffee mugs

77%
of offices have recycle bins for paper and/or plastic waste products

77%
of offices have water fountains and/or water bottle refill stations

90+%
of offices support non-profits in their local communities

94%
of our teammates say Brown & Brown is a Great Place to Work®

$509K
utilized for our Teammate Student Loan Repayment Programs

$180K
awarded to the dependents of teammates through National Merit Scholarships

$45K
donated in support of cheetah conservation efforts and enrichment

111
beneficiaries received aid from the Brown & Brown Disaster Relief Foundation

0
material losses or material legal proceedings associated with customer privacy incidents

0
material information security breaches involving the unauthorized movement or disclosure of sensitive information

* Percentages calculated based on an informal survey in which 100+ offices participated.

BROWN & BROWN, INC.
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ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO People

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Our Culture People, performance, service and innovation are the cornerstones of our organization’s guiding principles. We believe that diverse teams—composed of varied talents, perspectives, experiences and backgrounds—excel when teammates are healthy and supported. At Brown & Brown, prioritizing the total well-being of our teammates, including their physical, emotional, social and financial health, is a fundamental commitment. This commitment is regularly communicated and encouraged across our organization, starting with our president and chief executive officer, J. Powell Brown. To help prioritize our teammates' physical wellness, we: Organize annual Charity Miles Challenges, encouraging teammates to get their steps in while supporting a non-profit of their choosing Hosted a virtual Walk for Heroes event on September 11th To help prioritize our teammates' emotional wellness, we: Partner with a Coaching, Therapy and Work-Life Services provider to offer mental health coaching Host virtual mindful meditation classes every Friday Host an annual in-person DeStress Fest at our Daytona Beach, Florida campus and launched a turn-key virtual program for teammates and offices across the globe Are piloting a caregiving concierge service dedicated to supporting every step of our teammates care journey To help prioritize our teammates' social wellness, we: Offer a Peer Partnership Program that connects teammates from across the organization and encourages the development of new working relationships and expansion of existing networks Host regular Belonging Sessions, providing a safe space for teammates to have candid conversations about diversity, inclusion and belonging Create and maintain Teammate Resource Groups (TRGs)–voluntary groups that connect teammates' who share or support a common identity To help prioritize our teammates' financial wellness, we: Offer opportunities to build wealth in various ways, including through our Employee Stock Purchase Plan (ESPP), our 2008 Sharesave Plan (SAYE), our 401(k) plan with employer match, long-term equity incentive grants and our non-qualified deferred compensation plan for eligible teammates. Provide financial support through our Education Assistance Program Partner with financial firms for regular webinars on a variety of financial topics BROWN & BROWN, INC. Best place I have ever worked in terms of culture and environment.” “ – Anonymous Teammate Quote BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 14

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management With a foundation built on Meritocracy, we are an equal opportunity employer that rewards our teammates based on their merit and individual initiative. As of December 31, 2024, we have 17,400+ teammates globally and are proud that approximately 56% of our U.S. teammates own stock in our Company. We believe when our teammates invest in the Company, it fosters an ownership mindset and reflects their commitment to our ongoing success. We are proud to have received the following recognition and believe that our distinctive Company culture plays a crucial role in our achievements: Certified™ by Great Place to Work® for the sixth consecutive year Awarded the Platinum Level Bell Seal award by Workplace Mental Health by Mental Health America (MHA) for the second consecutive year Great Place to Work® and Fortune Magazine have included us on the: - 2024 Fortune Best Workplaces for Millennials™ List - 2024 Best Workplaces in Financial Services & Insurance™ List for the fifth consecutive year - 2024 Best Workplaces for Women™ List for the fourth consecutive year Earned the 2025 Military Friendly® Employer designation Our Wholesale Brokerage segment, Bridge Specialty Group, was named 2024 Top Insurance Wholesale Services Provider by Insurance Business Review BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 15

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Our Team We consider ourselves a high-performing team, offering a positive, collaborative work environment that encourages teamwork. We have teammates, not employees, and leaders, not managers. Our teammates are our priority. By putting their health and well-being first; challenging, empowering and rewarding them; and providing mental health resources, continued education opportunities and growth plans within the Company, the team regularly delivers extraordinary results. We are dedicated to recruiting and developing the most qualified and capable teammates, providing opportunities for a long-term career, not just a job. Most of our teammates are full-time, working at least 30- hour workweeks for an indefinite period. Full-time teammates are generally eligible for all employment benefits provided by the Company. In addition, we also have part-time teammates working less than 30-hour workweeks for an indefinite period of time. Part-time teammates may be eligible for limited employment benefits as specified in the terms of their employment benefit plan or policy. We also hire seasonal/temporary teammates who are employed as interim replacements to temporarily supplement our workforce or assist in completing a specific project other than those supplied under contract by an outside agency; employment assignments in this category are typically of limited duration, but it is not uncommon for the seasonal/temporary teammate to be offered a full-time position if they are a cultural fit and it makes sense for both the teammate and Company. 12K+ full-time U.S. teammates 700+ part-time U.S. teammates 60+ seasonal/temporary U.S. teammates BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 16

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Teammate Recruitment, Education & Development Our talented team is dedicated to offering innovative insurance solutions in our communities, directly driving our continued success. When looking for teammates who are a cultural fit for our Company, we seek individuals who act as “talent magnets,” attracting more highly qualified teammates to our organization. We value teammate referrals as part of our Company culture and believe they bring forward candidates at all levels with diverse backgrounds, knowledge and experiences from inside and outside the insurance industry. By maintaining strong relationships with colleges and universities, we seek to identify top talent for our internship programs and recent graduates eager to start their careers at Brown & Brown. As part of successfully growing our team, we are always hiring top talent regardless of external factors like the economy or whether there is an open position. We are proud to be selected for the 2024 RISE Elite 50 Internship list, highlighting our commitment to providing a top-tier internship experience driven by mentorship opportunities, leadership development, diversity and inclusion initiatives and innovative learning. Once hired, we integrate new teammates into our culture and business through BBU, our internal learning and development platform. New teammates have the opportunity to partner with their leaders to develop a personalized learning journey in support of their growth and development. BBU is leveraged throughout our teammates’ careers to continue developing and enhancing their talents. This includes our performance management process, which aids in ongoing communication between leaders and teammates in support of achieving organizational objectives. BBU also deploys onboarding surveys in intervals to check-in with teammates and ensure their experience in their first year remains positive. BBU helps us ensure a strong foundation from the start of a teammate’s career and keeps us ahead of evolving industry trends by providing continuing education courses. With our disciplined approach to acquiring firms that fit culturally and make sense financially, we are always looking to recruit teams of talented individuals. Our approach to acquisitions not only adds competent, successful insurance professionals to our team but also helps expand our Company footprint and enhance the capabilities we can offer our customers. We are proud to have expanded our team by nearly 1,000 talented teammates through 32 acquisitions of firms who fit culturally and make sense financially. *This number does not include in-person workshops or events that took place across the enterprise BROWN & BROWN, INC. In addition to providing our teammates with a robust onboarding program, BBU provides our teammates with a library of Brown & Brown-tailored web-based courses, unlimited access to LinkedIn Learning® courses and videos, access to The Institutes Risk & Insurance Knowledge Group professional designation courses and topic courses at a significant discount, discounted learning and development materials through The Risk & Insurance Education Alliance, and more. We are proud to have 121,026* hours of learning and training completed through BBU in 2024. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 17

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Transforming Our Onboarding Program Our onboarding program is designed to give new teammates not only training, but also an immersive roadmap for them to fully engage and thrive as part of our team. In 2023, we launched a comprehensive program designed to assist new teammates in understanding our culture, building connections throughout the organization and fostering a sense of belonging. In 2024, we built on the early success of this program by introducing three new key events: Building Your Community and Learning Journey I and II. These initiatives are designed to empower teammates to cultivate a strong internal network and proactively plan their career development for their current roles and future aspirations. Feedback shows that new teammates feel more supported and connected to our culture: This only reinforced why I chose Brown & Brown as a Company. I am proud to work here. To me, courses like these mean Brown & Brown is focused on me as a teammate and that they care. Learning about Brown & Brown's culture helps me understand how decisions are made and what is important to the Company. These items align well with how I feel as a person." Additional Education and Development Opportunities: Education Assistance Program (EAP): Encouraging and supporting teammates in past, current and future external educational journeys. For eligible teammates, we offer tuition reimbursement up to $5,250 per calendar year on tuition, eligible fees and course-related expenses (books, supplies, equipment, etc.), as well as student loan payment assistance. Small Bites Video Series & Viva Engage Group: Short, bite-sized videos that deliver simple, snackable knowledge quickly and effectively. Teammates are welcome to create a video, submit a video idea or post their own informative nuggets, making Small Bites a dynamic and inclusive space for sharing valuable insights. Peer Partnership Program: Connecting teammates across the organization and encouraging the development of new working relationships by expanding existing networks and allowing teammates to experience our culture through different perspectives and learn more about our Company and other offices and teams. Techniculture To Go: Allows teammates across the organization to discuss various timely technology-related topics via virtual webinars. These webinars are recorded and compiled into an on-demand library available for teammates to view at their convenience. BBU Skills Playlists: Curated groups of learning content on our BBU learning and development platform that focus on a single topic of interest. Engage. Learn. Grow. Newsletter –A newsletter showcasing our learning and development tools and resources, conveniently organized in one place to make it easy for teammates to find and utilize. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 18

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Leadership Development Offerings: Aspiring Leaders Program: A multi-week program designed to equip the next generation of leaders with the tools, networks and sponsorship needed to accelerate their impact and achieve their career goals. Leader Kick-Start Experience: A multi-week virtual experience designed to support first-time leaders in developing the skills and confidence needed to transition effectively into their new roles. The Leadership Challenge: An in-person workshop that empowers leaders to embrace and enhance the Five Practices of Exemplary Leadership through hands-on exercises, in-depth feedback, individual reflection and planning, and one-on-one coaching. Leading a Hybrid Team: A program using immersive learning simulations to equip leaders with the skills to connect with their teams, drive progress and enhance communications in virtual and hybrid work environments. BBU Skills Playlist for Leaders: A curated collection of courses tailored to today’s trending leadership skills. Examples include an emotional intelligence playlist, a navigating conflict playlist and a facilitating difficult conversations playlist. Leadership Accelerator Series: A series that provides participants with opportunities to elevate and apply their leadership skills under the guidance of seasoned professionals. Each live virtual session explores a crucial aspect of leadership, fostering a dynamic and enriching learning environment. Professional Development Opportunities: Women in Sales Summit: A two-day event designed by and for women in sales to empower participants to unlock their individual and collective potential through interactive skill-building workshops, inspirational keynote speakers and unique opportunities to cultivate community and expand professional networks. The Power of She TRG Women-Led Mentorship Program: A program designed by and for members of this group, including mentors and mentees of all genders. Approximately 170+ TRG members participate in this program. The Power of She TRG & Black Excellence TRG Professional Development Series: A program offering the opportunity to engage with a leadership coach on topics like resilience, curiosity, humor and humility as they pertain to leadership, growth and success. In 2024, several hundred teammates from both TRGs participated in this program. Black Excellence TRG Calendar of Workshops & Career Talks: A pilot program for a small group coaching model to develop a communication skills program in collaboration with our learning and development team. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 19

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Human Capital Management Opportunities to Build Personal Wealth We are committed to the complete well-being of our teammates, including their financial wellness, in their professional and personal lives. Beyond providing competitive compensation, we offer a variety of other financial wellness opportunities for our teammates to build personal wealth. We are proud that approximately 20% of our Company is owned by teammates, with approximately 56% of our U.S. teammates owning stock in our Company. By providing these opportunities, we cultivate a unique ownership mindset that influences how our teams perform for our customers and how we invest in our teammates and the Company. In addition to our ESPP and SAYE, we offer a 401(k) plan with employer match, education assistance, long-term equity incentive grants and a non-qualified deferred compensation plan for eligible teammates. Other financial wellness tools & resources: We have partnered with third-party financial services firms to provide teammates with a wide range of financial literacy and well-being resources, including live and on-demand webinars focused on financial planning, budgeting, retirement savings, investing and other common and unique financial topics. Our chief financial officer authors a monthly financial wellness newsletter series on LinkedIn aimed at helping others create financial goals and manage their money. Our Education Assistance Program offers student loan repayment assistance and tuition reimbursement and helps alleviate the financial burden of sending dependents to college. Through the National Merit Brown & Brown Scholarship, we offer $5,000 annual scholarships for up to four years to 10 dependents demonstrating exceptional leadership and potential. Our proprietary wealth dashboard helps teammates visualize their wealth creation potential—both current and future. The dashboard summarizes income and sources of savings and helps teammates model future wealth accumulation. BROWN & BROWN, INC. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 20

INTRO
HIGHLIGHTS
PEOPLE
COMMUNITIES
ENVIRONMENT
GOVERNANCE
ANNEX

Human Capital Management

Prioritizing Total Health & Well-Being

Our top priority is holistic well-being—physical, emotional, social and financial. We believe that healthy teammates provide better support to their families, communities and customers, which results in our continued success as a Company. We offer competitive health benefits, such as medical, dental and vision coverage; short-term income replacement, long-term disability and life and accidental death and dismemberment insurance; long-term care offerings; accident and critical illness coverage; and mental health benefits and resources for teammates and their dependents. We are excited to offer fertility solutions, surrogacy and adoption assistance programs for eligible teammates who need support in starting or growing their families.

We encourage teammates to stay active, maintain a healthy work-life balance, volunteer in their local communities and prioritize their mental and physical health. This includes regular communication with teammates about the importance of physical, mental and financial wellness. In addition, our chief executive officer shares biweekly video updates to connect with our teammates and encourage the importance of health and well-being.

Our Company encourages individuals to engage in activities that promote good mental health and, when needed, to seek out help from friends, teammates, family and medical professionals. Brown & Brown teammates have access to coaching, therapy and work-life services through a teammate assistance program. The program allows teammates to find confidential care for their emotional and mental health–how, when and where they need it. The benefit includes a fixed number of no-cost sessions of coaching or therapy, access to a deep repository of resources, videos and articles on mental and physical health, as well as a suite of work-life services that provide advice on legal and financial issues, identity theft and dependent care services.

Further, we recognize a growing need in our organization for teammates who also play the role of caregiver. We are piloting a program with robust, personalized caregiving services to relieve some of the burden and stress of this role. If the pilot proves successful, we anticipate a global rollout in 2026.

Our Mental Health Allies group consists of teammate volunteers ready to serve as points of contact for our mental health resources and a support system for our teammates. Mental Health Allies complete mental health first aid training offered by the National Council for Behavioral Health. These teammates are available to listen impartially and support teammates while also raising awareness regarding the importance of mental health and wellness. Mental Health Allies are not diagnosticians or emergency providers but conduits who may assist teammates in finding the appropriate resources in a time of need.


THE BELL SEAL FOR WORKPLACE MENTAL HEALTH
MHA
2024
PLATINUM

Receiving the Platinum Level Bell Seal Award from Workplace Mental Health by Mental Health America (MHA) for the second consecutive year shows that our commitment is ongoing and being recognized.

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Human Capital Management Although we focus on mental health year-round, we hold several events in May for Mental Health Awareness Month. In 2024, we had the following events available via live stream to our entire Company and in-person at our Daytona Beach, Florida campus: Medical experts discussed the importance of women’s health and common health issues and suggested screenings by age group. A board-certified physician and certified sleep specialist, Dr. Angela Holliday-Bell, guided teammates in leading happier, healthier and more productive lives by harnessing the power of good sleep. To assist those who have found themselves in financial hardships, we offer discounted services and products to teammates and the public through our Brown & Brown Savings Center. Our campus in Daytona Beach, Florida, was designed with teammates in mind. Open floorplans encourage regular movement and interaction among our teammates, promoting a productive, collaborative work environment. Offices and workstations are equipped with ergonomic furniture and sit-stand desks, intentionally selected to support teammates' physical health. Many of our other offices are also embracing open floorplans as they enter into new leases or refresh their office space. annex governance environment communities people highlights intro BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | BROWN & BROWN, INC.22

Human Capital Management Other ways we focus on teammates' total wellness: During our one-week DeStress Fest, we offered multiple activities, daily discussions and wellness challenges focused on helping participants to “unwind their minds and find their chill.” Teammates were encouraged to attend and provided with ideas to participate in their own offices. Our Mental Health Allies program consists of teammate volunteers who have completed Mental Health First Aid Training by the National Council for Behavioral Health. These Allies are available to listen impartially and without judgment and support our teammates while working to raise awareness of the importance of mental health and wellness. Our comprehensive Mental Health Guidebooks allow teammates to access all mental health resources and materials in one place. A teammate-led Mental Health Teammate Resource Group promotes well-being and creates a safe community where teammates can come together to learn how to take care of their mental and emotional health while working to end the stigma of mental health and nurture a culture of acceptance. We encourage teammates to be active through our Charity Miles Wellness Challenge, allowing them to raise money for a charity to help encourage physical and mental health. We are proud to have raised $40,000+ and had over 750 participants. Every Friday, a certified mindfulness and meditation instructor hosts a virtual Mindful Meditation, exploring exercises and techniques to help teammates stay in the present moment. Our Leave of Absence (LOA) Care Center provides support services that promote safe, healthy and timely return to work, achieved through the consistent and accurate application of complex leave laws and applicable benefits. Our Coaching, Therapy and Work-Life Services Partner provides teammates: Free therapy or coaching sessions: A fixed number of free virtual or in-person sessions from a mental health professional ready to listen, guide and support you Skill building resources: The opportunity to build skills that support mental and emotional well-being through meditations, live events, on-demand videos and more Access to insightful articles: Including practical tips and interactive tools to boost joy or calm nerves Legal consultations: Free 30-minute legal consultations and discounts on services Child, elderly and pet care resources: Consultations, resources and referrals in addition to an online library of educational resources on the matter Identity theft support: Free ID theft emergency response kit and free 60-minute consultation with a Fraud Resolution Specialist Financial consultations: Free 30-minute consultations with experienced financial counselors, free 30-minute consultation on income tax planning and discount on continued CPA fees, access to an online financial library annex governance environment communities people highlights intro BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | BROWN & BROWN, INC.23

INTRO HIGHLIGHTS PEOPLE COMMUNITIES ENVIRONMENT GOVERNANCE ANNEX

Human Capital Management

Diversity, Inclusion & Belonging

We believe having a team that is diverse in thought, experience and skills results in teammate empowerment and high performance. We are committed to building a diverse team that can thrive in a culture of inclusion and belonging, designed to deliver our DIB motto, "The Power to Be Yourself."

Our DIB advisory council (the "Council"), a balanced cohort of 35 teammates from across the enterprise, is overseen and guided by our chief people officer. The Council evaluates our Company's current strengths and opportunities for development by initiating teammate surveys, listening sessions, group focus sessions and training modalities, focused on understanding and managing unconscious bias. Members collaborate in key workstreams to advance our DIB strategy, including Awareness & Acceleration, Recruiting and Supplier Diversity. Over the past year, the Council has:

- Engaged in a Teammate Resource Group (TRG) membership drive, which included our first "TRG Spirit Week" and resulted in us surpassing our goal of 11% of our U.S.-based teammates registered for at least one TRG
- Identified new strategic partnerships for recruiting and teammate development
- Bolstered DIB storytelling through new videos and teammate spotlights
- Collaborated on an inclusive hiring guide and other resources to equip our teams with tools and direction that promote an equitable hiring process

DIB Programs & Resources

- **Our regular Belonging Sessions** provide a safe space for teammates to have candid conversations about their experiences and share their perspectives.
- **Our Culture Day Floating Holiday** allows teammates to recognize and observe their culture or heritage based on their individual preferences. Teammates can also use this floating holiday for community service to help them learn about and support diversity in their community.
- **As part of our commitment to fostering an inclusive environment**, we recognize and celebrate federally observed Heritage & Commemorative Months. Teammates throughout the Company come together to engage with one another and learn about what makes each of us unique with virtual events organized by teammate volunteer groups.
- **Teammate Resource Groups** are teammate-led voluntary groups that foster a culture of inclusion and belonging at Brown & Brown. Their primary objectives are to explore connections among members and allies who support a common identity, help foster a culture of diversity, inclusion and belonging across the organization through engagement, and empower members to help drive better business outcomes.
- **TRG-Sponsored events and initiatives include:**
  - The Power of She-sponsored Women in Sales Summit
  - The Power of She Women-Led Mentorship Program
  - The Power of She & Black Excellence Professional Development Series
  - Black Excellence Calendar of Workshops & Career Talks


Brown & Brown
Brown & Brown Insurance

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INTRO HIGHLIGHTS PEOPLE COMMUNITIES ENVIRONMENT GOVERNANCE ANNEX

Human Capital Management

Teammate Resource Groups



Each TRG has senior leadership sponsors, is self-governing and is responsible for developing and launching initiatives that include mentorship, education and engagement, professional development and community involvement opportunities.

THE POWER OF SHE at Brown & Brown

Mission: To create an inspirational and safe space to foster and deepen relationships, find and offer mentorship, leadership and development.

VETERANS at Brown & Brown — BE of Service to Those Who Serve

Mission: To create a community that honors the service of our active-duty, veteran teammates and their families.

THE POWER OF SHE at Brown & Brown (Europe)

Mission: To create an inspirational and safe space to foster and deepen relationships, and find and offer mentorship, leadership, and development.

ABILITIES at Brown & Brown (Europe)

Mission: To foster an environment of accessibility, inclusion and belonging for teammates of all abilities and disabilities.

BLACK EXCELLENCE at Brown & Brown

Mission: To challenge the status quo, take action and make a difference for our Black and African American teammates.

LGBTQ+ at Brown & Brown

Mission: To inspire and support LGBTQ+ teammates and allies to take pride in being their authentic selves wherever they are.

CULTURAL DIVERSITY at Brown & Brown (Europe)

Mission: To generate focus on creating a diverse, supportive and inclusive workplace that mirrors the world we live in today.

PRIDE at Brown & Brown (Europe)

Mission: To be a safe space to inspire and support LGBTQ+ teammates and their allies to have pride to be their authentic selves wherever they are.

MENTAL HEALTH at Brown & Brown

Mission: To promote teammate well-being and to create a safe community where teammates can come together.

SOMOS at Brown & Brown

Mission: To establish a welcoming community that celebrates the richness of Hispanic and Latino culture, drives awareness, creates opportunities and amplifies our collective voices.

PARENTS & CARERS at Brown & Brown (Europe)

Mission: To help foster a culture of unwavering support for all Parents and Carers across the business.

NEURO-INCLUSION at Brown & Brown (Europe)

Mission: To create an environment of neuro-inclusion in the business through education, support and empowerment.

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Human Capital Management Teammate Resource Group Events & Engagement Our Mental Health, Veterans and The Power of She TRGs hosted Sleep Specialist Dr. Angela Holliday-Bell, a board-certified physician and certified sleep specialist. On September 11th, we honored those who lost their lives in 2001 with a Walk for Heroes Meditation Walk sponsored by our Veterans TRG. Our Veterans TRG held a panel at a Company conference regarding inclusive hiring, featuring speakers from Rise, Brown & Brown Absence Services Group and the TRG. In celebration of Black History Month, our Black Excellence and Veterans TRGs welcomed Meryl Tengesdal, groundbreaking aviator, author and retired Colonel who made history as the first and only African American woman USAF U-2 Pilot. Our Black Excellence TRG created and implemented a small group coaching program within the TRG aimed at providing personalized support and guidance in continuing to chart their paths at Brown & Brown. Our LGBTQ+ TRG hosted virtual discussions regarding LGBTQ+ health and alternative family planning with medical professionals. Our LGBTQ+ and The Power of She TRGs hosted a virtual event where teammates could hear from two insurance industry vets on how building relationships and allyship are interconnected and their hopes for the industry around diversity, equity and inclusion. Our LBGTQ+ and Veterans TRG hosted a virtual event to discuss LGBTQ+ veteran history, services and resources. Our Neuro-Inclusion TRG has collaborated with The Courtyard, an Alternative Specialist Curriculum (ASC) provision school in London to support education and skills development for students aged 13-19 through hands-on exposure to the industry, a tour of the Lloyd's building, providing mentorship opportunities, delivering an overview of Brown & Brown and more. Brown & Brown does not tolerate discrimination in any form concerning any aspect of employment. The Company has an established a policy that recruitment, hiring, transfers, promotions, terminations, compensation and benefits practices be without regard to race, color, religion, absence of religious affiliation, national origin, ethnicity, age, disability, perception of disability, sex, sexual orientation, gender identity/expression, gender orientation, marital status, service in our armed forces, veteran status in our armed forces, political activity or political party affiliation. In addition, the Company monitors the representation of women and racial and ethnic minorities because we believe diversity helps us build better teams, facilitate innovation and improve our customer experience. We discuss our gender and minority profile periodically with our Board of Directors and continue to strive to further diversify our workforce and strengthen our culture. annex governance environment communities people highlights intro BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | BROWN & BROWN, INC.26

INTRO
HIGHLIGHTS
PEOPLE
COMMUNITIES
ENVIRONMENT
GOVERNANCE
ANNEX

Human Capital Management

DIB Program Highlights

- **Our DIB Dashboard** is a tool for leaders that measures progress relative to our overall DIB strategy, creating a sense of accountability and providing a visual representation of successes and gaps. This dashboard allows us to use data to drive change in the most impactful and effective ways possible and allows us to pivot as needed.

- **Our Inclusive Hiring Toolkit** offers our recruiters and hiring leaders a menu of best practices to cast the broadest net and reach a wider, diverse audience of prospective teammates. Our team of recruiters who specialize in military/veteran hiring can help us tailor job descriptions to account for knowledge and transferable skills that are relevant and applicable to open roles within our organization.

- **DIB Summer Learning Challenge** is offered annually as an enrichment series on aspects of inclusive leadership.

  The DIB Summer Learning Challenge earned a 4.8-star rating from teammates. Here's what our teammates had to say about the challenge:

  "Very good content, Easy to understand and apply to real life."

  "The summer DIB classes are my favorite part of the summer–they're all so important. I love the focus on intersectionality, I think it makes DIB more accessible and less intimidating for people who think that DIB initiatives might silence their own perspectives."

- **Veterans Self-Identification – Taking steps to become a Certified Military-Friendly Company**
  - Our Military Friendly® Employer designation results from strong collaboration across teams, including our Veterans TRG. Their insights and dedication help us create a more inclusive and supportive culture for veterans, spouses and the military community.

- **We are proud to have partnerships with the following organizations:**
  - Asian American Insurance Network (AAIN)
  - National African American Insurance Association (NAAIA)
  - Latin American Association of Insurance Agencies (LAAIA)
  - Association of Professional Women (APIW)
  - Out & Equal Workplace Advocates
  - Black Insurance Industry Collective (BIIC)
  - WSIA Diversity Foundation



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INTRO
HIGHLIGHTS
PEOPLE
COMMUNITIES
ENVIRONMENT
GOVERNANCE
ANNEX

Human Capital Management

Be Our BEST Survey

In 2024, more than 72% of our teammates participated in our annual Be Our BEST survey to measure and improve teammate engagement and satisfaction, aiming to better understand the teammate experience and, as such, promote retention. Scores reflected a significant increase compared to 2023 and were measured based on global benchmarks provided by a leading provider of industry survey solutions that administered surveys.

We learned that:

- Our organization's top strengths are our commitment to diversity and inclusive leadership.
- We are ahead of the pack in offering equal opportunity, leading authentically and promoting a culture of belonging.

Accountability: Survey

Our BE Our Best survey shows encouraging increases in teammate perceptions of commitment but there is still work to do.

	Global Benchmark	Brown & Brown Overall	Score Comparison
Diversity Commitment	74	84	+10
Authenticity	79	83	+4
Equal Opportunity	74	80	+6
Inclusive Leaders	70	81	+11
Belonging	73	73	+4

Council of Insurance Agents & Brokers (CIAB) Benchmarking Survey

In 2024, we participated, once again, in the Council of Insurance Agents & Brokers' diversity, equity and inclusion (DEI) annual benchmarking survey, which was intended to help evaluate the degree to which Brown & Brown follows leading practices in DEI.

Through the survey, we learned:

- Our overall assessment result was 82%, an increase of 28 points since 2021.
- Our "workplace" score, which measures the DEI aspects of our workplace culture, including leadership and accountability, communication, strategy and implementation, training and affinity groups, was 86%, an increase of 11 points since 2021.
- Our "workforce" score, which measures the DEI aspects of our people, including recruiting and retention, advancement, performance, metrics and benefits, was 81%, 38 points higher than our 2021 score.
- Our "marketplace" score, which measures the DEI aspects related to our customers, including advertising and marketing, was 80%, 27 points higher than our 2021 score.
- Our "supplier and community" score, which measures the DEI aspects related to supplier diversity and community engagement, was 75%, a 45-point increase since 2021.

Assessment Results

	2021	2022	2023	CHANGE 2021-2023
Overall	54	80	82	↑ +28
Workplace	75	84	86	↑ +11
Workforce	43	81	81	↑ +38
Marketplace	53	80	80	↑ +27
Community & Supplier	30	70	75	↑ +45

Overall Assessment Results


100%
80%
60%
40%
20%
0%
82%
48%
67%
76%
Brown & Brown
25th Percentile
50th Percentile
75th Percentile



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Human Capital Management Workplace Safety The safety and security of our teammates is our top priority—people first. Always. We aim to provide a safe and secure environment for teammates and visitors across all Brown & Brown locations. The Company has a formal policy against violence in the workplace, which prohibits any form of weapon from being carried or maintained in our offices and bars teammates from making threats or engaging in violent activities. Under our policy, any teammate who believes they have been a victim of violence, threats of violence, intimidating conduct or has overheard any comments about a violent occurrence or threats must report such actions immediately to their team leader or another member of our Company’s leadership team. Any teammate who believes they or another teammate may be in imminent danger of violence must notify local law enforcement officials immediately. Our formally established workplace safety guidelines cover, among other things, hazardous work areas and conditions, cellphone usage, travel, attire, building visitors, communication protocols for closures and emergencies and our workers’ compensation benefits. Additionally, we provide a robust framework for offices to leverage and document preparedness plans, including catastrophe and business continuity plans. We are in the risk management business and understand that the Company and our offices will periodically be threatened with catastrophic and disastrous events. Regardless of the scale of the event and subsequent effects, our goal is to maximize a reasonable level of preparedness, minimize the resulting damage or loss and enable the highest level of recovery service to our customers and affected locations. To help further ensure the safety and security of our teammates and guests, we deploy a combination of security protocols such as secure access controls, security cameras and third-party security officers at many of our facilities based on the level of risk. In 2024, we initiated a formal security assessment for many of our physical office locations to provide deeper insights into the specific security measures in place across our footprint. These data points enable our physical security team to make informed recommendations to our offices on refining, expanding and further enhancing current safety and security protocols. In 2024, we launched an emergency messaging system designed to enhance communication across the Company during physical threats, security incidents, catastrophic events and other emergencies. This system proved invaluable during the 2024 hurricane season, enabling us to check in with teammates affected by Hurricanes Helene and Milton. The emergency messaging system offers teammates real-time notification of unfolding threats, access to critical details and maps indicating impacted areas, and the ability to request assistance by sending their GPS location directly to our system administrators, who can coordinate the necessary support. These features are particularly valuable in supporting teammate safety when traveling, as we continue to expand our global presence. In 2024, the Company had zero work-related fatalities and 17 injuries or occupational diseases, as determined based on the number of claims made under our workers’ compensation policy for our U.S.-based offices, excluding claims that were closed and for which no payment was made. annex governance environment communities people highlights intro BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | BROWN & BROWN, INC.29

communities annex governance environment communities people highlights intro

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Community Outreach Brown & Brown has a long-standing history of public and community service. With thousands of teammates in hundreds of locations worldwide, our Culture of Caring is demonstrated by our team’s dedication to the many communities in which we live and work. We believe that a commitment to giving back helps to build a better organization, and our team is passionate about serving those in need. Following the active 2024 hurricane season and the early 2025 wildfires in California, Brown & Brown donated $1 million to our Brown & Brown Disaster Relief Foundation, which supports teammates, their families and other individuals not employed by Brown & Brown who have experienced a loss of home or other property and/or physical injuries due to a natural disaster or other forms of emergency hardship. We also donated $750,000 to the American Red Cross to support their efforts to help those affected by these disasters. These donations do not include the funds many of our teammates contributed directly to these non-profit organizations. Teammates from our Wright Flood business in St. Petersburg, Florida, hosted a Fall Fun Food Truck Rally and collected over 250 donations that were given to the City of Madeira Beach and FLUFF Animal Rescue to aid hurricane relief. Our Brown & Brown Dealer Services office in Clearwater, Florida joined Keep Pinellas Beautiful to clean up Clearwater Beach after experiencing the devastation that Hurricanes Helene and Milton brought to the community. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 31

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Community Outreach Teammates from our Proctor Loan Protector business partnered with We Hero to support active military members and their families. 110 bears were stuffed, designed and given a unique story to help bring comfort to children in families experiencing military deployment. Our Kansas City, Missouri office raised $51,000 to support foster children while embracing our “work hard, play hard” culture by participating in Foster Adopt Connect’s Office Chair Games™. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 32

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Climate & Environment

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Climate & Environment At Brown & Brown, we strive to improve and continuously search for new and innovative ways to help our customers, support our team, positively contribute to the world around us and reduce our carbon footprint. This includes our commitment to sustainability and the environment, evaluating our risks and opportunities around climate, and incorporating ESG standards and priorities into current and future projects and plans. We own our executive offices, located at 300 North Beach Street, Daytona Beach, Florida 32114, and certain other vacant land and office buildings in the Daytona Beach area. We lease offices at all other locations. We are committed to responsible environmental practices that include the conservation of natural resources, pollution prevention and waste reduction. We are dedicated to sustainably operating our business and have undertaken several initiatives designed to reduce our environmental impact and promote environmentally friendly projects and practices. We encourage environmentally friendly work practices by supporting recycling and reuse and by continuing to install energy-efficient equipment and systems throughout our office locations, working with our partners in areas such as flooring to ensure we recycle flooring and install new flooring that is carbon neutral when it is feasible to do so, and increasing the use of digital solutions and migrated technology infrastructure to a cloud environment, reducing energy usage. We continue to evaluate green equipment for office use, such as Energy-Star® appliances, motion detector lighting and high-efficiency HVAC units. We generally use LED lighting and motion sensors on all new and renovated office spaces. Additionally, some of our total office space is LEED-certified. The certification, awarded by the U.S. Green Building Council, is based on a property’s use of sustainable materials, water and energy efficiency, indoor environmental quality, location and transportation, and overall innovation. Although we do not currently incorporate specific aspects of our environmental policy into our business analysis, we actively seek partners that align with our values and long-term sustainability outlook. Since water is becoming a scarce resource in many locations around the globe, water management is a priority for Brown & Brown. Our offices comply with local water laws and regulations. Beyond compliance, many of our offices have demonstrated a commitment to water efficiency and conservation by utilizing hands-free faucets, toilets and water fill stations to limit water usage, among other methods. Our Global Real Estate team works to more effectively manage office rental space, design aspects, utilization and environmental sustainability efforts. We aim to impact our culture through environmental branding, including enhancing the teammate experience with ergonomics, promoting green initiatives and consolidating leases for multiple offices in the same geographic locations to decrease our environmental impact and to better track and encourage sustainability. Looking ahead, we will continue communicating our efforts to identify, assess and manage actual and potential climate-related risks and opportunities. This includes our strategy for climate-related decisions and how climate is becoming more integrated into our risk management process. We recognize the importance of providing meaningful information about our progress toward our sustainability initiatives. By following SASB standards—and issuing this report annually—we are committed to discussing the Company’s performance and impacts. We believe our efforts will be an opportunity to further improve the Company’s value, increase our positive impact on our local and global communities and contribute to the sustainability of our shared world. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 34

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Governance

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Governance Our Board and senior leadership actively support and promote sound corporate governance and risk management across the Company. This culture of accountability, integrity and transparency affirms our unwavering commitment to building sustainable value. We conduct our business in a manner that is fair, ethical and responsible, to earn and maintain the trust of our stakeholders. Our corporate governance policies and practices include evaluations of the Board and its committees, as well as periodic director education. Our Board is responsible for overseeing the management of the Company and its business for the long-term benefit of our shareholders, teammates, customers and communities. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Showcasing our commitment to a well-rounded Board, 29% of our current directors are either women or racially/ethnically diverse. Enterprise Risk Management We understand the importance of a fully integrated Enterprise Risk Management (ERM) solution that offers us the ability to take a top-down and bottom-up anticipatory approach that connects strategy to business risks. When risks are categorized based on common risk appetite criteria and metrics, and delivered from a single source of truth, it makes aggregation, trend mapping, action plan tracking and analysis more efficient, consistent and reliable. Our fully integrated ERM program strives to: Facilitate risk identification and management at all levels within the business, earlier and more explicitly Enable us to minimize threats and maximize opportunities by responding faster to deviations Deliver a comprehensive portfolio view of the risk landscape Create value and business resilience through predictable outcomes Our ERM framework, enabled by a third-party, cloud-based risk platform, is intended to: Identify internal and external threats and opportunities to our existing and future activities Assess risk likelihood and impact against defined risk appetite Respond based on risk appetite, with assigned ownership Report portfolio view of risk to designated stakeholders ERM Program Objectives The ERM program seeks to deliver value to stakeholders in a rapidly changing environment through delivery of a uniform approach to risk identification and management that builds trust, credibility and predictability. Enterprise Ethics and Compliance Honesty and integrity are cornerstone values of the Brown & Brown culture. The Company’s reputation depends on the conduct of its representatives. Our chief audit officer and director of financial compliance oversee an effective financial control environment that maintains compliance with the financial controls and procedures that govern our business. The chief audit officer and the director of financial compliance provide reports to the Audit Committee of our Board on at least a quarterly basis that includes a summary of activities performed by their respective teams, including their observations and compliance noted during the reviews completed, and an overview of any special projects conducted during the quarter. Our financial compliance program includes a monitoring schedule incorporating internal reviews, control self-assessments and third-party reviews of our operations. We expect each of our Brown & Brown teammates to uphold our code of business conduct and ethics, among some of the other important policies described in this report. Our teammates receive a Teammate Handbook at the start of employment with information on these policies, and they must acknowledge reading and understanding the information provided. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 36

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Governance Code of Business Conduct and Ethics Our Code of Business Conduct and Ethics (Code of Ethics) requires all persons associated with the Company to conduct themselves professionally and ethically in the course of their duties and to comply with all laws applicable to the Company’s operations. Our Code of Ethics, together with our Foreign Corrupt Practices Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, provides strict rules requiring the avoidance of the appearance of impropriety in all activities. In addition to restricting the acceptance of favors, entertainment, remuneration, gifts or promises of gifts, these policies prohibit bribery, corruption, anti-competitive behavior, insider trading and money laundering. Each of our teammates receives training regarding these policies upon hire and annually after that. Part-time teammates, including interns, receive the standard ethics training courses via our learning and development platform, BBU. To further our commitment to promoting honest and ethical conduct among senior financial officers including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions the Company adopted a Code of Ethics for Senior Financial Officers. The code states that senior financial officers must conduct themselves honestly and ethically, and ethically handle all actual or apparent conflicts of interest between their personal and professional relationships; comply with any conflict of interest policies and guidelines set forth in any other code of ethics or similar code adopted by the Company; report potential or apparent conflicts of interest involving senior financial officers to the Company’s compliance officers; and comply with all applicable laws, statutes, rules and regulations. Policy Against Harassment Brown & Brown believes in a culture of mutual respect. The Company’s policy against harassment covers verbal, physical and visual conduct that creates an intimidating, offensive or hostile working environment or interferes with work performance. Harassment may also include racial slurs; ethnic jokes; the posting of offensive statements, posters or cartoons; solicitation of sexual favors; unwelcome sexual advances; and verbal, visual or physical conduct of a sexual nature. There is no requirement that federal or state law be violated for there to be conduct that violates this policy. All teammates receive harassment prevention training when joining the Company and are required to complete further training either annually or every two years, depending on location. No Retaliation Policy Under applicable law in each of our jurisdictions and our Code of Ethics, the Company will take no retaliatory action against persons who report violations of our Code of Ethics, so long as such reports are made honestly and in good faith. If an individual suspects or believes that retaliatory action has occurred, it must be reported to the Company’s chief audit officer or chief legal officer or may be reported anonymously via the Ethics Point system. Whistleblower Policy Our Code of Ethics contains a robust, formal and anonymous whistleblower policy. Under the policy, all teammates are required to report any violations of the Code of Ethics, including known or suspected violations, illegal or unethical behavior or activity, and conflicts of interest that involve the Company or its teammates. Individuals who become aware of any suspicious activity or behavior, including concerns regarding questionable accounting or auditing matters, must report these circumstances and any potential violations of laws, rules or regulations of our Code of Ethics to the Company’s chief audit officer or its chief legal officer. Alternatively, a report may be made anonymously through Ethics Point, the Company’s compliance hotline service, either by email or toll-free phone call. The Company will promptly investigate all reports of unlawful or inappropriate behavior. These procedures are open to anyone conducting business with Brown & Brown—teammates, shareholders, customers, suppliers, vendors and others—to anonymously report suspected wrongdoing. Reports made via the anonymous whistleblower escalation mechanisms are simultaneously forwarded to the Company’s legal team and other key internal members for investigation. Anti-Bribery and Corruption Our Code of Ethics, together with our Foreign Corrupt Practice Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, prohibits teammates from engaging in bribery or corruption of any type. In addition, these policies prohibit teammates from giving gifts to or accepting gifts from government officials. Gifts of cash or checks may not be accepted from customers or suppliers of the Company, regardless of the amount. Gifts that may appear to influence business decisions are also not permitted. Teammates who are offered a gift or other item of value that would result in a violation of Company policies are required to immediately report the incident to the chief legal officer or file a report through Ethics Point. Risk Identification and Oversight Our risk identification and oversight are detailed in our annual Proxy Statement. Performance Management and Compensation Our compensation policies are detailed in our annual Proxy Statement. Government Relations The Company carries out the vast majority of its government relations activity through state insurance trade associations, and the Council of Insurance Agents and Brokers (CIAB) in Washington, D.C. Political contributions are primarily directed by our local offices for local candidates and causes and are overseen by our legal team. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 37

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Governance Enhanced Cybersecurity Our Technology Solutions team continues to grow and evolve, focused on the safety and security of our teammates and data. In 2024, our Technology Solutions team: Established a dedicated 3rd/4th-party risk management team to support our 3rd/4th-party risk management program, providing a comprehensive analysis of information security risks and applicable recommendations arising from relationships with 3rd/4th party providers Implemented enhanced security enforcement controls Established a mergers & acquisitions security playbook to streamline the process of implementing our security controls for newly acquired businesses Enhanced Company policies, guidelines, training and controls regarding data privacy, data protection and artificial intelligence (AI) Improved cybersecurity awareness through tailored training, content delivery through video and interactive websites, and increased phishing test frequency BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 38

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Governance Data Security and Customer Privacy Over the last three years, we have had no material information security breaches involving the unauthorized movement or disclosure of sensitive information to a party not authorized to have or see the information. In 2024, the Company had no material losses or material legal proceedings associated with customer privacy incidents or professional integrity. The Company relies on our internal Technology Solutions team and third-party vendors to deliver effective and efficient services to our customers, process claims, and report information accurately and promptly to carriers. This often requires the secure handling of confidential, sensitive, proprietary, and other types of information. We actively monitor the risks associated with potential cybersecurity breaches of any of these systems. Therefore, we have made investments, and will continue to invest, in technology security initiatives, information technology policies, resources, and teammate training to mitigate the risk of unauthorized access to sensitive or personally identifiable information. The Audit Committee, composed entirely of independent directors, is responsible for organization-wide oversight regarding information security and reports to the full board of directors. All directors typically attend our committee meetings, which we believe creates transparency and a more collaborative and informed Board. The Audit Committee receives reports on at least a quarterly basis from the Company’s chief security officer on the Company’s latest information security risks and mitigation strategies. Assessing, identifying and managing cybersecurity-related risks are integrated into our overall enterprise risk management program. As part of the Company’s ERM program, the Board receives a report at least annually from the Company’s chief executive officer and chief legal officer concerning the Company’s risks, which include cybersecurity risks. The Company’s chief security officer is responsible for developing and implementing our information security program. Our chief security officer has more than 35 years of experience in technology, operations, information risk and security. Our chief security officer has deep experience developing comprehensive information security programs for large and complex organizations. He also brings extensive experience in both the military and the private sector and is a specialist in attack surface reduction, incident response and recovery, targeted threat hunting, forensics/malware analysis and threat group analysis. Our information security team deployed a structured and measured vulnerability management program that proactively identifies vulnerabilities across our platforms and processes. The program is composed of the following: Internal persistent scans and external monthly scans Static and dynamic software custom code to develop scans for secure code development Periodic third-party executed penetration tests and risk assessments A model to comply with SOC 2 Type II standards or other industry certifications at certain offices based on an office’s contractual agreements with carrier partners or other third parties Additionally, external partners and products undergo a comprehensive security risk assessment process using our security scorecard tool, which evaluates data security risks and vulnerability maturity. Our teammates participate in an annual online security and compliance training program that includes testing. They are also subject to security awareness communications and random simulated phishing campaigns. Moreover, teammates are required to complete Health Insurance Portability and Accountability Act of 1996 (HIPAA) training every one or two years, depending on their location. In 2024, nearly all Brown & Brown teammates completed ethical conduct training, cybersecurity awareness training, the California Consumer Privacy Act (CCPA) Survey, and the Annual Certification for Insurance Licensees training, which serves as a reminder of the regulatory obligation to report certain changes to the jurisdictions where they are licensed. We have also established a structured incident response process driven by the severity and type of issue. This process, which engages our security operations center (SOC) for incident identification, our internal security team for incident analysis and assignment, our Technology Solutions team for isolation/remediation and our third-party business partner for continuity awareness and escalations. These teams operate at the direction of our Legal Department when we identify potentially impactful information security incidents, which, among other things, directs external and internal reporting, including escalation to other functional areas within the Company and the board of directors. We have adopted an in-depth defense approach that includes intrusion detection systems and intrusion prevention systems, endpoint protection, endpoint detection and response and a log management platform. Additionally, to defray the costs of any future data breach, we have a cyber liability insurance policy. We face a number of cybersecurity risks in connection with our business and have from time-to-time experienced cybersecurity incidents, such as malware infections, phishing campaigns, ransomware and vulnerability exploit attempts, which to date have not had a material impact on our business strategy, results of operations, or financial condition. For more information about the cybersecurity risks we face, see the risk factor entitled “A cybersecurity attack, or any other interruption in information technology and/or data security that may impact our operations. The protection of privacy is essential. Our goal is to treat any personal information provided to us with the utmost respect and in strict accordance with our Brown & Brown, Inc. Global Privacy Policy can be found at https://www.bbrown.com/us/privacy-statement. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 39

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Annex

ANNEX GOVERNANCE ENVIRONMENT COMMUNITIES PEOPLE HIGHLIGHTS INTRO Annex This annex expands transparency through key data compiled in accordance with the SASB standards. In developing our report, we have compiled metrics organized by key ESG themes incorporated within our tables and throughout our organization. Brown & Brown best aligns into the SASB classifications for Professional & Commercial Services, and our reporting reflects that classification. Additionally, we are reporting on the SASB industries of Insurance that align with other business activities. BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT 41

INTRO HIGHLIGHTS PEOPLE COMMUNITIES ENVIRONMENT GOVERNANCE ANNEX

SASB Table

Professional & Commercial Services

SASB TOPIC	SASB METRIC	SASB CODE	2024 DATA AND/OR NARRATIVE RESPONSE
Data Security	Description of approach to identifying and addressing data security risks	SV-PS-230a.1	See Data Security & Customer Privacy on page 39.
	Description of policies and practices relating to collection, usage and retention of customer information	SV-PS-230a.2	See Data Security & Customer Privacy on page 39.
	(1) Number of data breaches, (2) percentage involving customers' confidential business information (CBI) or personally identifiable information (PII), (3) number of customers affected	SV-PS-230a.3	Over the last three years, we have had no material information security breaches involving the unauthorized movement or disclosure of sensitive information to a party that is not authorized to have or see the information.
Workforce Diversity & Engagement	Percentage of gender and racial/ ethnic group representation for (1) executive management and (2) all other employees	SV-PS-330a.1	The Company has made its U.S. workforce EEO-1 data as of October 14, 2023 available on the "Diversity, Inclusion & Belonging" section of our website (https://www.bbrown.com/us/diversity-inclusion-belonging/).
	(1) Voluntary and (2) involuntary turnover rate for employees	SV-PS-330a.2	The Company monitors voluntary and involuntary turnover of our employees; however, we currently do not publicly disclose these rates. We may consider disclosure of turnover rates in future reporting.
	Employee engagement as a percentage	SV-PS-330a.3	94% of teammates at Brown & Brown say it is a Great Place to Work®
Professional Integrity	Description of approach to ensuring professional integrity	SV-PS-510a.1	See Code of Business Conduct and Ethics on page 37.
	Total amount of monetary losses as a result of legal proceedings associated with professional integrity	SV-PS-510a.2	In 2024, the Company had no material losses or material legal proceedings associated with customer privacy incidents or professional integrity.
Activity Metrics	Number of employees by: (1) full-time and part-time, (2) temporary and (3) contract	SV-PS-000.A	At December 31, 2024, the Company has 17K+ teammates globally. Of the U.S. teammates, 12,000+ were full-time, 700+ were part-time, and 60+ were seasonal/temporary teammates.
	Employee hours worked, percentage billable	SV-PS-000.B	See Our Team on page 16.

Insurance

SASB TOPIC	SASB METRIC	SASB CODE	2024 DATA AND/OR NARRATIVE RESPONSE
Data Security	Total amount of monetary losses as a result of legal proceedings associated with marketing and communication of insurance product-related information to new and returning customers	FN-IN-270a.1	In 2024, the Company had no material losses or material legal proceedings associated with marketing and communication of insurance product-related information to new and returning customers.
	Complaints-to-claims ratio	FN-IN-270a.2	See Item 3. Legal Proceedings on page 25 of our Form 10-K.
	Customer retention rate	FN-IN-270a.3	The Company monitors customer retention; however, we currently do not publicly disclose this rate. We may consider disclosure of customer retention rates in future reporting.
	Description of approach to informing customers about products	FN-IN-270a.4	Brown & Brown publicly lists our services and solutions on our website so that they are easily accessible for both new and existing customers. Customers can find additional details about our business solutions, personal insurance solutions, national programs, and services by visiting BBrown.com/us/about.

BROWN & BROWN, INC.

BROWN & BROWN'S 2025 GLOBAL IMPACT REPORT | 42

300 North Beach Street Daytona Beach, FL 32114 (386) 252-9601 BBrown.com